Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	November 20, 2007
Company:	National Bancshares Corporation
112 West Market Street
Orrville, Ohio 44667
Contact:	David C. Vernon
President and CEO
Phone:	330.682.1010
Fax:	330.684.2154
NATIONAL BANCSHARES CORPORATION APPOINTS JOHN L MUHLBACH, JR., DIRECTOR
ORRVILLE, Ohio, November 20, 2007 — National Bancshares Corporation (OTC: NBOH) today announced that its Board of Directors has appointed John L. Muhlbach, Jr., Vice President of A.A. Hammersmith Insurance Inc, a Director of the Company and it’s subsidiary First National Bank. Mr. Muhlbach has been appointed as a Class III Director, with a term expiring in April 2009, to fill a position created by the retirement of a former Director.
Mr. Muhlbach has been in the insurance business 34 years serving customers of the F. W. Arnold Agency for 31 years and most recently the A. A. Hammersmith Agency following their merger three years ago. He is involved in several community activities in the Stark County area as well as both charitable and professional activities statewide.
National Bancshares Corporation is the holding company for First National Bank a federally chartered national bank formed in Ohio in 1881. First National Bank has thirteen offices in Orrville, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Massillon, Lodi and Seville. Additional information is available at www.fnborrville.com.
FORWARD-LOOKING STATEMENT
This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statement for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this news release are based on information available at the time of the release. National Bancshares and its subsidiary, First National Bank, assumes no obligation to update any forward-looking statement.